UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of Kearny Financial Corp. (the “Company”) was held on October 29, 2015.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 93,528,092 shares outstanding and entitled to vote, 82,560,349 shares were present at the meeting in person or by proxy.  The final results of the stockholders vote are as follows:

1.	Election of directors

	For	Withheld	Abstentions	Broker Non-Votes

Craig L. Montanaro	57,602,187	1,310,200	18,661	23,629,301

Leopold W. Montanaro	55,963,262	2,889,797	77,989	23,629,301

John N. Hopkins	56,577,541	2,291,130	62,377	23,629,301

2.	The ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2016

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

81,509,651	694,097	356,601	—

3.	An advisory, non-binding resolution to approve the Company’s executive compensation as described in the Proxy Statement

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

56,085,588	2,392,302	453,158	23,629,301

4.	An advisory, non-binding proposal with respect to the frequency that shareholders will vote on the Company’s executive compensation as described in the Proxy Statement

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

52,786,032	732,068	5,219,720	193,228	23,629,301

Item 8.01                      Other Events

On October 30, 2015, the Company issued a press release announcing the results of its 2015 Annual Meeting of Stockholders.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c) (d)	Shell Company Transactions. Not applicable. Exhibits.

    Exhibit No.                                Description

99.1	Press release dated October 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: October 30, 2015	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer